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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              HEALTHEXTRAS, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                            52-2181356
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(state of incorporation or organization)            (IRS Employer Identification
                                                    No.)


2275 Research Boulevard, 7th Floor, Rockville, Maryland          20850
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(Address of principal executive offices)                         (Zip Code)



Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $.01 PER SHARE
                   --------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.

     Incorporated by reference to the portion of the Prospectus under the heading - "Description of Capital Stock," filed on July 26, 1999 as part of the Registrant's Registration Statement on Form S-1, No. 333-83761 and subsequently amended on September 21, 1999, October 20, 1999, November 15, 1999, November 17, 1999 and December 9, 1999 (See Exhibit 3 of Item 2).

Item 2.   Exhibits.

     1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on September 21, 1999.

     2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

          (a)  Certificate of Incorporation

               Incorporated by reference to Exhibit 3.1(a) to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on July 26, 1999.

          (b)  Amended and Restated Certificate of Incorporation

               Incorporated by reference to Exhibit 3.1(b) to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on September 21, 1999.

          (c)  Bylaws

               Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on September 21, 1999.

          (d) Reorganization Agreement by and among HealthExtras, Inc., HealthExtras, LLC, and Capital Z Healthcare Holding Corp.

               Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on September 21, 1999.
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          (e)  Stockholders Agreement by and among Highland Investments, LLC,
               HealthExtras, LLC, HealthExtras, Inc., Principal Holding Company, Thomas L. Blair, Health Partners, Capital Z Management, LLC, Capital Z Financial Services Fund II, L.P., and Capital Z Financial Services Private Fund II, L.P.

               Incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-1, No. 333-83761, filed on October 20, 1999.

     3. Copy of the portion of the Prospectus entitled "Description of Capital Stock," filed on July 26, 1999 and subsequently amended on September 21, October 20, November 15, 1999, November 17, 1999 and December 9, 1999 as part of the Registrant's Registration Statement on Form S-1, No. 333-83761.

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CONFORMED

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              HEALTHEXTRAS, INC.
                              ------------------
                                 (Registrant)


                              Date: December 9, 1999


                              By: /s/  David T. Blair
                                  --------------------------
                                  David T. Blair
                                  Chief Executive Officer